SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Rotech Healthcare Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2600 Technology Drive, Suite 300

Orlando, Florida 32804

(407) 822-4600

June 10, 2009

SUPPLEMENT TO PROXY STATEMENT

Dear Stockholder:

This supplement, dated June 10, 2009, supplements the proxy statement (“Proxy Statement”) of Rotech Healthcare Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission on April 28, 2009, relating to the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at the Hyatt Regency, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida, on Tuesday, June 23, 2009, at 8:30 a.m., local time.

The purpose of this supplement is to amend the Proxy Statement solely to clarify that a vote to withhold authority with respect to any or all nominees will be counted as a vote against such nominee(s).

The following sections of the Proxy Statement are hereby amended in their entirety as follows. Except as expressly stated in this supplement, no other changes are being made to the information provided in the Proxy Statement.

VOTING REQUIREMENTS

The second paragraph on page 2 of the Proxy Statement under the heading “Voting Requirements” is hereby amended and replaced in its entirety with:

In the election of directors, votes may be cast in favor of all nominees, or withheld with respect to any or all nominees. The affirmative vote of a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. A vote to withhold authority with respect to any or all nominees will be counted as a vote against the nominee(s) for the purposes of determining whether the number of votes cast for a nominee’s election exceeds the number of votes cast against such nominee’s election. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

PROPOSAL 1

ELECTION OF BOARD OF DIRECTORS

Vote Required

The first paragraph on page 37 of the Proxy Statement under the heading “Proposal I Election of Directors — Vote Required” is hereby amended and replaced in its entirety with:

The affirmative vote of the holders of a majority of the combined voting power of all shares of the Company’s common stock voted at the Annual Meeting at which a quorum is present, whether in person or by proxy, is required to elect directors. Each share of common stock has one (1) vote. The enclosed proxy allows you to vote for the election of all of the nominees listed, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. A vote to withhold authority with respect to any or all nominees will be counted as a vote against the nominee(s) for the purposes of determining whether the number of votes cast for a nominee’s election exceeds the number of votes cast against such nominee’s election. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.